DEAN HELLER, Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity# E0236512006-5
Document Number: 20060196508-07
Date Filed:
3/29/2006 1:30:57 PM

In the Office of Dean Heller, Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
ABOVE SPACE IS FOR OFFICE USE ONLY.

ARTICLES OF INCORPORATION
(Pursuant to NRS 78)

1. Name of Corporation: Green Irons Holdings Corp.

2. Resident Agent Name and Street Address:
(must be a Nevada address where process may be served):
Name: Corporate Creations Network Inc.

Street Address: 8275 South Eastern Avenue, #200-47

City: Las Vegas NV  Zip Code: 89123

Optional Mailing Address  City State Zip Code

3. Shares: (number of shares corporation authorized to issue)

Number of shares with par value: 100,000,000

Par value: $.001 Number of shares without par value: 0

4. Names and Addresses of Board of Directors/Trustees:
(attach additional page there is more than 3 directors/trustees)

     1. Name: Andrew Couvell
        Street Address: 2827 West 42nd Street
        City: Vancouver  State: BC  Zip Code: V6N 3G7

5. PURPOSE:
(optional-see instructions)
The purpose of this corporation shall be: golfing.

6. Names, Address and Signature of Incorporator
(attach additional page there is more than 1 incorporator)
Name: Taide Baez  /s/ Taide Baez
Address: 941 Fourth Street City: Miami Beach State: FL  Zip Code: 33139

7. Certificate of Acceptance of Appointment of Resident Agent
I hereby accept appointment as Resident Agent for the above named corporation.

Authorized Signature of R.A. or On Behalf of R.A. Company
/s/ Angela F. Howard, Assistant VP, Corporate Creations
Date: 03/29/06

This form must be accompanied by appropriate fees. See attached fee schedule.